UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 29, 2025, the board of directors (the “Board”) of AXT, Inc. (the “Company”) appointed Mr. Leonard J. LeBlanc as a non-independent member of its Board in reliance on the limited exception provided under the Nasdaq Listing Rules. On January 26, 2026, the Board re-evaluated Mr. LeBlanc’s independence under the Nasdaq Listing Rules, and determined that Mr. LeBlanc is now independent under the Nasdaq Listing Rules. The Board has previously determined that Mr. LeBlanc meets all independence requirements for a member of the audit committee under Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the other independence requirements under the Nasdaq Listing Rules. Upon the Board’s determination that Mr. LeBlanc is now independent under the Nasdaq Listing Rules, the Company’s Audit Committee of the Board (the “Audit Committee”) will consist of three independent as required by Nasdaq Listing Rule 5605(c)(2)(A).

Effective upon Mr. LeBlanc’s determination as an independent director by the Board, Mr. Jesse Chen stepped down as Chair of the Audit Committee and the Board appointed Mr. LeBlanc as Chair of the Audit Committee. Mr. Chen will remain a member of the Audit Committee. The Board has determined that Mr. LeBlanc is an “audit committee financial expert” as defined by the rules and regulations of the SEC. Mr. LeBlanc will also be entitled to receive an annual cash retainer of $20,000 for his service as the Chair of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: January 29, 2026	By:	/s/ Gary L. Fischer
Gary L. Fischer
Chief Financial Officer and Corporate Secretary

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